UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Servotronics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 18, 2025, with TransDigm Inc., a Delaware corporation (“Parent”), and TDG Rise Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On May 28, 2025, the Company, Parent and Merger Sub entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1” and together with the Merger Agreement, the “Amended Merger Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Amended Merger Agreement.

Pursuant to the Amended Merger Agreement, on June 2, 2025, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.20 per share (the “Shares”), of the Company in exchange for $47.00 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Offer Price”).

The Offer expired as scheduled one minute after 11:59 p.m., Eastern Time on June 30, 2025 (such date and time, the “Expiration Time”) and was not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Merger Sub that, as of the Expiration Time, a total of 2,228,197 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which represent approximately 87.09% of the issued and outstanding Shares. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn Shares that represent at least a majority of the sum of the number of then outstanding Shares and the number of Shares then reserved for issuance pursuant to outstanding performance share units. On July 1, 2025, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Amended Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on July 1, 2025, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Amended Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares irrevocably accepted for purchase by Merger Sub in the Offer or Shares that are held by stockholders who are entitled to demand and properly demand appraisal for such Shares pursuant to and in compliance in all respects with Section 262 of the DGCL and do not fail to perfect or otherwise waive, withdraw or lose their right to appraisal with respect to such shares under the DGCL) was converted into the right to receive the Offer Price in cash, without interest thereon (the “Merger Consideration”), subject to any applicable tax withholding.

Pursuant to the Amended Merger Agreement, as of immediately prior to the Effective Time, each Company Restricted Share that was then outstanding under the Company Equity Plan became immediately vested in full. At the Effective Time, each Company PSU that was then outstanding was cancelled and the holder thereof became entitled to receive, with respect to each Share underlying such Company PSU, an amount in cash equal to the Merger Consideration, without interest and subject to any applicable tax withholding.

The foregoing description of the Offer, the Merger and the Amended Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 19, 2025, and Amendment No.1, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 29, 2025, each of which is incorporated herein by reference.

Item 1.02   Termination of a Material Definitive Agreement.

In connection with the closing of the transactions contemplated by the Amended Merger Agreement, on July 1, 2025, the Company terminated the Financing Agreement, dated as of June 28, 2023 (the “Credit Facility”) between the Company and Rosenthal & Rosenthal, Inc. In connection with the termination of the Credit Facility, the Company repaid all of the outstanding obligations, in respect of any principal, interest and fees under the Credit Facility.

In connection with the closing of the transactions contemplated by the Amended Merger Agreement, effective as of immediately prior to the Effective Time, the Company terminated the Servotronics, Inc. 2022 Equity Incentive Plan.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On July 1, 2025, the Company notified the NYSE American LLC (“NYSE American”) of the consummation of the Merger and requested that the NYSE American (i) halt trading of the Shares, (ii) suspend trading of and delist the Shares and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from the NYSE American and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03   Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (except as described in the Introductory Note of this Current Report on Form 8-K) was converted into the right to receive the Merger Consideration, subject to any applicable tax withholding. Accordingly, at the Effective Time, the stockholders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01   Changes in Control of Registrant.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a direct wholly owned subsidiary of Parent. The aggregate consideration paid by Parent in connection with the Offer and the Merger was funded through Parent’s cash on hand.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Amended Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time were Sarah L. Wynne and Jessica L. Warren. As of the Effective Time, each of Brent D. Baird, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax resigned from his or her respective positions as a member of the Company’s board of directors and all committees thereof. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Amended Merger Agreement, as of the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time were Kevin M. Stein as Chief Executive Officer, Sarah L. Wynne as Chief Financial Officer, Liza Sabol as Treasurer and Jessica L. Warren as Secretary. Effective immediately following the Effective Time, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company.

Biographical and other information regarding the new directors and officers of the Surviving Corporation has been previously disclosed in Schedule I of the Offer to Purchase, which is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Amended Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the Amended Merger Agreement, as of the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 18, 2025, by and among the Company, TransDigm Inc. and TDG Rise Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2025).

2.2*	Amendment No. 1, dated as of May 28, 2025, to Agreement and Plan of Merger, dated May 18, 2025, by and among the Company, TransDigm Inc. and TDG Rise Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2025).

3.1	Amended and Restated Certificate of Incorporation of Servotronics, Inc., dated as of July 1, 2025.

3.2	Amended and Restated By-Laws of Servotronics, Inc., dated as of July 1, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025

Servotronics, Inc.

By:	/s/ Jessica L. Warren
Jessica L. Warren
Secretary